UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2011

CBIZ, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32961	22-2769024
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6050 Oak Tree Boulevard, South, Suite 500 Cleveland, Ohio		44131
(Address of principal executive offices)		(Zip Code)

216-447-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 27, 2011, CBIZ, Inc. (the “Company”) issued a press release announcing its financial results for the three and six months ended June 30, 2011. A copy of the press release is furnished herewith as Exhibit 99.1. A transcript of CBIZ’s earnings conference call held on July 27, 2011 is furnished herewith as Exhibit 99.2. The exhibits contain, and may implicate, forward-looking statements regarding the Company and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

In the “Select Balance Sheet Data and Ratios” section of the original press release, convertible notes – current, current liabilities before client fund obligations, and convertible notes – non-current were $750,000, $92,306,000 and $117,780,000, respectively. Convertible notes – current, current liabilities before client fund obligations, and convertible notes – non-current should have been $0, $91,556,000 and $118,530,000, respectively. The correction is due to the reclassification of $750,000 of CBIZ’s 2006 convertible senior subordinated notes from a current liability to a non-current liability.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of CBIZ, Inc. dated July 27, 2011, announcing its financial results for the three and six months ended June 30, 2011.

99.2	Transcript of earnings conference call held on July 27, 2011, discussing CBIZ’s financial results for the three and six months ended June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 2, 2011	CBIZ, INC.

	By:	/s/ Ware H. Grove
	Name:	Ware H. Grove
	Title:	Chief Financial Officer

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